UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2010.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2010, Duckwall-ALCO Stores, Inc. (the "Company") executed a Non-Qualified Stock Option Agreement, incorporated into this Item 5.02 by reference, with Terrence M. Babilla, a director of the Company.

The Non-Qualified Stock Option Agreement (the “Agreement’) is subject to the terms and conditions of the Company’s 2006 Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”). Under the terms of the Agreement, Mr. Babilla receives options to purchase 20,000 shares of the Company’s Common Stock at an exercise price of $13.25 per share. The Grant Date of the options is September 10, 2010. The aforementioned options vest in four equal annual installments beginning on September 10, 2011. The options will expire on September 10, 2015, subject to earlier termination or expiration in accordance with the terms of the Plan.

Item 7.01  Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a Non-Qualified Stock Option Agreement effective as of September 10, 2010, executed by the Company and Mr. Babilla.

On September 13, 2010, the Company issued a press release attached as Exhibit 99.2, incorporated into this Item 7.01 by reference, announcing the election of Mr. Babilla to the Company’s Board of Directors. This election is described in an 8-K filed by the Company on September 9, 2010.

Item 9.01.  Exhibits.

(d)  Exhibits

99.1	Non-Qualified Stock Option Agreement effective as of September 10, 2010 between the Company and Mr. Babilla.
99.2	Press Release dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010	DUCKWALL-ALCO STORES, INC. By:/s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Non-Qualified Stock Option Agreement effective as of September 10, 2010 between the Company and Mr. Babilla.
99.2	Press Release dated September 13, 2010.